UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2005

Date of Report (Date of Earliest Event Reported)

HELIX TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6866	04-2423640
(Commission File Number)	(I.R.S. Employer Identification No.)

Mansfield Corporate Center
Nine Hampshire Street
Mansfield, Massachusetts	02048-9171
(Address of Principal Executive Offices)	(Zip Code)

(508) 337-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As described in a Form 8-K filed December 20, 2004 (the “Form 8-K”), the Board of Directors of Helix Technology Corporation (the “Company”) adopted an Executive Performance Compensation Program (the “Program”) for selected key employees, effective for 2005.  Pursuant to the Program, annual bonuses for selected participants are payable depending on the achievement of certain annual performance criteria approved by the Company’s Human Resources and Compensation Committee (the “Committee”) for the specific participant at the beginning of the performance year.  In April 2005, the Committee selected eight key employees to participate in the Program and approved specific performance goals in the areas of operations, peer performance comparisons and strategic initiatives (each as generally described in the Program).

In view of the expected closing of the Company’s pending merger with Brooks Automation, Inc. in late October 2005 (the “Merger”), the Committee evaluated each participant’s performance through October 2005 against the specific 2005 performance goals established for each participant.  Performance criteria relating specifically to peer comparisons have been evaluated based on performance comparisons through the first six months of 2005.  In accordance with the terms of the Program, the Board of Directors made the following adjustments to the administration of the awards to reflect the Merger:  adjusting pro rata the Maximum Award (as defined in the Program) payable based on the level of performance achieved through October 2005, reflecting extraordinary service in connection with the Merger and making bonuses payable in cash, rather than shares of common stock of the Company.

Set forth below are the performance bonuses for the following named executive officers of the Company, payable immediately prior to the closing of the Merger:

Name	Position	Current Base Salary	Performance Bonus for Service through October 2005
James Gentilcore	President and Chief Executive Officer	$375,000	$275,000
Robert Anastasi	Executive Vice President	$290,000	$165,000
Paul Kawa	Interim Chief Financial Officer and Corporate Controller	$200,000	$170,000
Mark Jalbert	Senior Vice President	$207,000	$40,000

Subject to the closing of the Merger, Mr. Jalbert will also be entitled to the severance benefits contained in his employment agreement, dated November 1, 2002, with the Company. Such agreement provides for, among other things, the continuation of the payment of base salary and average bonus for a period of up to 24 months from separation from the Company, subject to mitigation for other compensation earned.

In addition to the amounts set forth in the table above, the Committee approved, subject to the closing of the Merger, performance bonuses in the aggregate amount of $240,000 for the four other non-executive participants in the Program in accordance with the terms of the Program and those participants’ performance criteria.

In view of the expected closing of the Merger in late October 2005, the Committee also approved the acceleration of the quarterly vesting of the 2005 annual grant of 2,000 shares to non-employee directors under the Company’s Director Compensation Program as described in the Form 8-K.  The unvested portions of such outstanding awards, which currently equal 1,000 shares for each non-employee director, shall become fully vested immediately prior to the closing of the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2005	By:	/s/ James Gentilcore
James Gentilcore
President and
Chief Executive Officer